UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

SRM ENTERTAINMENT, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41768	32-0686534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(407) 230-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SRM	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On September 3, 2024, SRM Entertainment, Inc. (the “Company” or “Buyer”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Suretone Entertainment, Inc. (“Suretone” or “Seller”) pursuant to which the Buyer has agreed to acquire certain assets related to the movie with the title The Kid (directed by Vincent D’Onofrio) from the Seller, for an aggregate purchase price of $3,000,000 (the “Purchase Price”). Jordan Schur, the owner and Chief Executive Officer of Suretone, is a board member and President of Safety Shot, Inc. (“Safety Shot”). Safety Shot holds 34.27% of the Company’s common stock.

In consideration for the acquired assets, the Buyer paid the Purchase Price by: (i) paying $250,000 in cash on September 3, 2024); (ii) issuing 1,500,000 restricted shares of the Company’s common stock, par value $0.001 per share (valued at $0.8333 per share); and (iii) issuing a secured promissory note in the original amount of $1,500,000 (the “Secured Note”).

The foregoing summary of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Secured Note will bear interest at the rate of 8% per annum and will mature on September 3, 2025 (the “Maturity Date”), calculated on a 365-day year, and is due along with the principal on the Maturity Date. The Secured Note is secured by the assets purchased pursuant to the Asset Purchase Agreement. If the Company secures financing of at least $5 million during the term of the Secured Note, it must use the proceeds to repay the Secured Note. The Company can prepay the Secured Note at any time without penalty but must provide 15 days’ notice to Suretone.

The Secured Note is subject to immediate acceleration if the Company commences bankruptcy proceedings, if it winds down its operations, if the Company fails to stay current in its SEC reporting obligations, or if the Company’s common stock is delisted from the Nasdaq Stock Market.

The foregoing summary of the Secured Note is not complete and is qualified in its entirety by reference to the complete text of the Secured Note filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure regarding the acquisition of the assets set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure regarding the Secured Note set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Secured Promissory Note, issued September 3, 2024
10.1+	Asset Purchase Agreement, dated September 3, 2024, by and between SRM Entertainment, Inc. and Suretone Entertainment, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

+ Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRM ENTERTAINMENT, INC.

Date: September 6, 2024	By:	/s/ Richard Miller
	Name:	Richard Miller
	Title:	Chief Executive Officer